UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2009

IDEXX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers

William Wallen, 66, will retire from IDEXX Laboratories, Inc. (the “Company”) effective as of March 3, 2010.  Dr. Wallen has been Senior Vice President and Chief Scientific Officer of the Company since joining the Company in September 2003.  Dr. Wallen’s retirement is consistent with a December 2008 agreement with the Company under which he agreed to retire in the first quarter of 2010 to permit the succession of William Brown, 55, as Chief Scientific Officer. Dr. Brown joined the Company in December 2008 as Corporate Vice President, Instrument Research and Development and Manufacturing. Prior to joining the Company, from 1982 to 2007, Dr. Brown held various positions at Abbott Laboratories, Inc., a publicly held, global pharmaceuticals, nutritional and medical products company, most recently as Corporate Officer and Vice President of R&D, Assays and Instrument Systems for the Diagnostic Division.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: December 3, 2009	By:	/s/ Conan R. Deady
Conan R. Deady
Corporate Vice President, General Counsel
and Secretary